MIPS Technologies, Inc. Contact:	FS2 Contact:
Cathy Browne MIPS Technologies, Inc. +650-567-5178 cbrowne@mips.com	Chuck Swartley First Silicon Solutions +503-292-6730 x103 chucks@fs2.com
FS2 Media Contact: Gary Rains Rains & Associates +503-297-1791 gary@rainsmarketing.com

MIPS TECHNOLOGIES ACQUIRES FIRST SILICON SOLUTIONS (FS2)
Acquisition Leverages FS2's Expertise to Provide Complete System-Level Debug Technologies for Advanced SoC Designs

Mountain View, CA, September 6, 2005 — MIPS Technologies, Inc. (NASDAQ:MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer and business applications, today announced it has acquired First Silicon Solutions (FS2), a Lake Oswego, Oregon company as a wholly-owned subsidiary. FS2 specializes in silicon IP, design services and OCI(R) (On-Chip Instrumentation) development tools for programming, testing, debug and trace of embedded systems in SoC, SOPC, FPGA, ASSP and ASIC devices.

Customers benefit from FS2‘s OCI technology that provides deep, system-wide visibility into the inner workings of the SoC, a key factor in enabling successful designs and accelerating time to market. FS2 has been working closely with MIPS Technologies and its customers since 1999 to develop leading-edge system-level debug and trace technologies for MIPS-Based(TM) cores. This collaboration resulted in the development of the PDtrace(TM) (Program and Data Trace) on-chip and off-chip trace systems used in the MIPS32(R) 4KE(TM), MIPS32 24K(R) and MIPS32 24KE(TM) processor core families. In addition to the PDtrace technology, FS2 provides System Navigator probes integrated with software solutions for embedded system development and debug. The company also offers its Logic Navigator(TM) line of IP and tools for system-wide analysis of advanced processor buses.

“We’re delighted to welcome First Silicon Solutions to the MIPS Technologies family,” said John Bourgoin, president and CEO, MIPS Technologies. “FS2‘s innovative system-level debug solutions help our customers’ development efforts and result in faster time to market.for their products. The acquisition will strengthen an already best-in-class capability for a new generation of MIPS products.”

Rick Leatherman, president of FS2 added, “Over the years, FS2 has developed high performance debug tools for embedded markets. This acquisition reinforces and expands the synergies between our two companies to deliver superior system and software design and debug tools to speed our customers’ time to market. We’re excited to join the MIPS Technologies team.”

About First Silicon Solutions (FS2)

FS2 specializes in silicon IP, design services and OCI(R) (On-Chip Instrumentation) development tools for programming, testing and debug of embedded systems in FPGA, SoC, SOPC, ASSP and ASIC devices. FS2 OCI based products include Bus Navigator(TM) tools for IP debug, core specific System Navigator tools for processor debug and trace, and MED(R) (Multi-core Embedded Debug) tools for SoC debug. FS2 products enable silicon vendors and their customers to develop and more effectively market their products, reduce development cycles, allowing them to focus on delivering all the potential of the system on silicon. Additional information about FS2 is available at http://www.fs2.com.

About MIPS Technologies

MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or http://www.mips.com.

Forward-looking Statements

Some statements in this press release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to: (i) the challenges and costs of assimilating the operations and personnel of FS2; (ii) the ability to attract and retain highly qualified employees; (iii) competitive factors, including pricing pressures; (iv) reaction of customers of FS2 and MIPS Technologies and related risks of maintaining pre-existing relationships of FS2; (v) FS2‘s and MIPS Technologies’ ability to develop, introduce and market new products and product enhancements; (vi) adverse changes in general economic or market conditions, particularly in the level of demand for semiconductors and end-user products that incorporate semiconductors and (vii) other important factors disclosed previously and from time to time in MIPS Technologies’ filings. For a further discussion of risk factors affecting our business, we refer you to the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2004 and subsequent Forms 10-Q and 8-K. MIPS Technologies disclaims any obligation to update any forward-looking statements after the date of this press release.

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MIPS,MIPS32, MIPS64, 4KE, 24K, 24KE and PDtrace are trademarks of MIPS Technologies, Inc. in the United States and other countries. FS2, FS2 System Navigator, MED, and OCI are trademarks of First Silicon Solutions, Inc.